UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of Earliest Event Reported): July 6, 2005

RUBY TUESDAY, INC.
(Exact Name of Registrant as Specified in Charter)

Georgia	1-12454	63-0475239
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 West Church Avenue Maryville, Tennessee 37801 (Address of Principal Executive Offices)

(865) 379-5700 (Registrant’s Telephone Number, Including Area Code)

Not Applicable (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instructions A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

a)     On July 6, 2005, the Board of Directors of Ruby Tuesday, Inc. (the “Company”) approved the Fiscal Year 2006 cash bonus plan for the Chief Executive Officer (“CEO”), the next four most highly compensated executive officers of the Company (the “Named Executive Officers”) and other executive officers of the Company. The cash bonus potential for the CEO is 25% of base salary based on achievement of threshold performance goals, 50% of base salary upon achievement of minimum performance goals, 100% of base salary based on achievement of target performance goals and 175% of base salary based on achievement of maximum performance goals. For the Named Executive Officers and other executive officers of the Company, the cash bonus potential is 40% of base salary upon achievement of minimum performance goals, 80% of base salary for achievement of target performance goals and 150% of base salary based on achievement of maximum performance goals.

Pursuant to the terms of the Incentive Bonus Plan for the CEO which is filed as an exhibit with the Company’s appropriate periodic filings under the Securities and Exchange Act of 1934, the Compensation Committee approved annual performance goals for the CEO based on earnings per share growth. The Board of Directors ratified this action of the Compensation Committee and also approved performance goals in connection with the cash bonus plan for the Named Executive Officers and other executive officers of the Company for Fiscal Year 2006 which include same store sales growth, earnings per share growth, and achievement of individual goals related to each executive’s area of responsibility.

b)     On July 6, 2005, the Board of Directors of the Company approved modifications to the Company’s policy on outside Directors’ compensation effective October 5, 2005 as follows:

Board Quarterly Retainer	-	$12,500
Regular Board Meeting Attendance Fee	-	$ 4,500
Annual Retainer - Audit Committee Chair	-	$20,000
Annual Retainer - Compensation and Stock	-	$10,000
Option Committee Chair
Annual Retainer - Nominating and Governance	-	$ 5,000
Committee Chair
Annual Retainer - Audit Committee Members	-	$10,000
(Exclusive of Chair)

In addition, the Board of Directors approved amendments to the Company’s Stock Incentive and Deferred Compensation Plan for Directors to 1) increase each participating Director’s target ownership level of Company stock to $250,000; 2) provide that each participating Director must attain his or her target ownership level to remove restrictions on transfers imposed on annual stock option shares; 3) decrease the annual option grant from 10,000 options to 8,000 options; 4) eliminate all deferrals of retainer compensation to purchase Company common stock; and 5) provide for changes required by the American Jobs Creation Act of 2004.

      SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ruby Tuesday, Inc. (Registrant)
By: /s/ Marguerite N. Duffy Marguerite N. Duffy Senior Vice President and Chief Financial Officer

Date: July 12, 2005